U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 11, 2015

BIONITROGEN HOLDINGS CORP.
(Exact name of small business issuer as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

333-06835	22-3061278
(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 53rd Street, Suite 350, Doral, Florida 33166

(Address of principal executive offices)

(561) 600-9500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our" refer to BioNitrogen Holdings Corporation, a New Jersey corporation

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2015, we filed an amendment to the Company's Certificate of Incorporation with the New Jersey Secretary of State, specifically a Certificate of Designation (as returned and accepted by the New Jersey Secretary of State on August 17, 2015). We amended our Certificate of Incorporation to designate One Hundred Million (100,000,000) of the shares of common stock, $0.001 par value, as Class B Common Stock with specific rights and preferences including the provision that each share of the Class B Common Stock shall have five (5) votes on all matters presented to be voted by the holders of Common Stock. The Class B Common Stock is not convertible into Common Stock.

Section 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Class B Common Stock as filed with the New Jersey Secretary of State.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNitrogen Holdings Corp.

Date: August 18, 2015	By:	/s/ Carlos A. Contreras, Sr.
Carlos A. Contreras, Sr.
Chief Executive Officer